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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 18, 2003

                             UNICCO SERVICE COMPANY

               (Exact Name of Registrant as Specified in Charter)


Massachusetts                       333-42407               04-2872501

(State of Other Jurisdiction        (Commission File        (IRS Employer
Incorporation)                      Number)                 Identification No.)
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             275 Grove Street, Suite 3-200, Auburndale, MA 02466

              (Address of Principal Executive Office) (Zip Code)

      Registrant's telephone number, including area code: (617) 527-5222

                                 Not applicable

        (Former Name or Former Address, if changed since Last Report)
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ITEM 9.  REGULATION FD DISCLOSURE.

UNICCO Service Company (the "Company" or "UNICCO") is furnishing this report on Form 8-K in order to update the information provided in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the "Commission") on
January 3, 2003 (the "January Form 8-K").

REVIEW OF INSURANCE PROGRAM AND RELATED ACCOUNTING MATTERS

As described in the January Form 8-K, the Company, together with its insurance advisors, attorneys and independent accountants, has been engaged over the past several months in a review of the Company's workers compensation and general liability insurance program and the effect of this program on the presentation of the Company's financial statements.

The review has focused on the role of Ashmont Insurance Company Limited, an offshore insurance company under common ownership with the Company ("Ashmont"), and the Company's actions to ensure the continuation of its insurance coverage as Ashmont's financial condition has worsened over the last several years.

Due to the adverse financial performance and the relative illiquidity of its investment portfolio, Ashmont lacks sufficient liquidity to meet its financial obligations, which consist primarily of reimbursing, as a reinsurer, the Company's fronting insurance carriers for the deductible portion of the Company's insurance programs for policy years prior to April 1, 2002. As the result of a recently-discovered guaranty, the Company is obligated to pay the deductibles under certain insurance contracts that were previously reinsured with Ashmont. As disclosed in the January Form 8-K, the Company has taken a number of actions as a result of its various contractual obligations in order to permit continued insurance coverage. These actions have included posting letters of credit to the fronting carriers, and beginning in April 2002, making a series of payments in the aggregate amount of approximately $10.8 million through April
16, 2003 in order to fund the Company's monthly deductible obligations under the policies, as well as other non-insurance-related obligations of Ashmont.

Ashmont's illiquid financial situation has resulted in the accumulation of a net deficit on its balance sheet. Ashmont's audited financial statements as of June
30, 2002 reflected a net deficit of approximately $14.4 million. As disclosed in the January Form 8-K, as a result of Ashmont's net deficit position, Ashmont has been placed in controllership upon the recommendation of its insurance regulator, the Cayman Islands Monetary Authority, which supervises the Cayman
Islands' financial services industry and monetary system.

As part of the review process, the Audit Committee of the Company's Advisory
Board has engaged independent legal counsel to perform a review of the circumstances surrounding Ashmont's establishment and ongoing operations, including its relationship with the Company. As a result of this independent legal review, the existence of a previously undisclosed guaranty, signed in April of 1999 by an officer of UNICCO, has been determined. As a consequence of


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this guaranty, the Company should have recorded Ashmont's net deficit on its balance sheet for all prior periods since the execution of the guaranty.

As a consequence of this change, the Company has been advised by its independent accountants that the Company's financial statements as contained in its Annual
Report on Form 10-K filed with the Commission for the fiscal year ended June 27, 1999 (the "1999 Form 10-K"), and in each subsequent periodic report filed with the Commission by the Company under the Securities Exchange Act of 1934, as amended, from and after the 1999 Form 10-K, should not be relied upon, as such financial statements do not reflect a liability for Ashmont's net deficit, which the Company has been advised is required to be reflected thereunder in accordance with generally accepted accounting principles.

EFFECT ON SENIOR AND SUBORDINATED INDEBTEDNESS

Certain of the Ashmont transactions described above, as well as the Company's continuing inability to complete its financial statements as a result of the ongoing review described above, constitute covenant defaults under the company's existing $60 million senior bank credit facility (the "Credit Facility") and the Indenture (the "Indenture") governing the Company's 9-7/8% Senior Subordinated
Notes (the "Notes").

With respect to the Credit Facility, the Company is engaged in negotiations with its two bank lenders regarding a forbearance agreement, under which the banks would refrain from exercising their rights resulting from such covenant defaults for a specified period of time.

As a longer-term solution to its debt structure, the Company is currently in negotiations with a major asset-based lender to refinance the Credit Facility in its entirety. The Company expects to receive a commitment letter from this lender within the next few weeks.

With respect to the Indenture and the Notes, the Company has been engaged in negotiations with certain institutional holders of Notes (the "Ad Hoc
Committee"). The Company is seeking to reach an agreement in principle with the Ad Hoc Committee under which the Company would solicit all holders of Notes for waivers under and amendments to certain provisions of the Indenture, in exchange for financial and other consideration to be offered to such holders.

In the event that the Company is unable to negotiate a forbearance agreement under the Credit Facility, to successfully refinance the Credit Facility, and to obtain the necessary consents and waivers under the Indenture, the date for payment of the corresponding indebtedness could be accelerated, and the bank lenders under the Credit Facility or the Trustee under the Indenture would be entitled to enforce other remedies against the Company, including a foreclosure and sale of its assets, in the case of the bank lenders.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this report are forward-looking and represent the Company's expectations or beliefs concerning future events. Without limiting the foregoing, the words


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"believes," "anticipates," "seeks," "expects," "intends," "estimates," "will"
and similar expressions are intended to identify forward-looking statements. The
Company cautions that these and similar statements involve risks, uncertainties and assumptions that could cause actual results or events to differ materially from those described in such forward-look statements. Factors which could cause such differences include the Company's ongoing insurance exposure, Ashmont's financial condition (including the illiquidity of its investments, the amount of its deficit and its inability to meet cash flow obligations), insurance regulatory and contractual requirements affecting the Company and Ashmont, actions of regulators, the Company's degree of leverage, restrictions in the Company's debt agreements, the inability to negotiate necessary forbearance arrangements, waivers and consents from lenders, or to refinance the Company's indebtedness, competitive factors and pricing pressures, future labor relations, general economic conditions and the acts of third parties, as well as other factors which are described in the Company's Registration Statement on Form S-4
(File No. 333-42407), and periodic reports filed with the Securities and Exchange Commission from time to time.



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     UNICCO Service Company
                                     (Registrant)


                                     By:    /s/ Kevin S. Nolan
                                            ------------------------------------
                                     Name:  Kevin S. Nolan
                                     Title: Vice President, Chief Financial
                                            Officer and Treasurer

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